Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-163919, 333-190222, 333-199120, 333-213835, 333-234303, 333-244380, 333-266105 and 333-289761) of Oramed Pharmaceuticals Inc. of our report dated March 26, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 26, 2026